EXHIBIT 99.1



FOR IMMEDIATE RELEASE                   Park Bancorp, Inc.         July 30, 2004
                            Contact:    David A. Remijas
                                        President/CEO
                                        (630) 969-8900

                          Park Bancorp, Inc. Announces
                          Second Quarter 2004 Earnings
                          Quarterly Dividend Declared

Chicago, IL - Park Bancorp, Inc., (NASDAQ-PFED), the holding company for Park Federal Savings Bank, announced earnings for the second quarter ended June 30, 2004.

Park Bancorp, Inc. also announced that the Board of Directors has declared a cash dividend of $.18 per share of common stock for the quarter ended June 30, 2004. The dividend will be payable on August 27, 2004 to shareholders of record on August 13, 2004. This is the twenty-third consecutive quarterly dividend paid to shareholders.

Net income for the three months ended June 30, 2004 was $564,000, or $.53 per share, as compared to $395,000, or $.36 per share, for the same period in 2003.

Net interest income before provision for loan losses increased to $2.1 million for the three months ended June 30, 2004 from $1.7 million for the corresponding period in 2003. For the three months ended June 30, 2004, and the corresponding period in 2003, total interest income remained $3.3 million. Total interest expense decreased to $1.3 million for the three months ended June 30, 2004, from $1.6 million for the quarter ended June 30, 2003, due to a decrease in the cost of funds.

Non-interest income decreased to $204,000 for the quarter ended June 30, 2004, from $222,000 for the quarter ended June 30, 2003.

Non-interest expense increased to $1.4 million for the quarter ended June 30, 2004, compared to $1.3 million for the corresponding three month period in 2003. The change was due to occupancy and equipment costs of the new facilities at the existing 55th Street location.

Total assets at June 30, 2004 were $270.8 million, compared to $269.0 million at March 31, 2004. The change was due to an increase in the loan portfolio funded by Federal Home Loan Bank advances.

The loan portfolio increased to $167.8 million at June 30, 2004, from $164.5 million at March 31, 2004. The increase was due to an increase in origination of commercial real estate loans. Non-performing assets at June 30, 2004 increased to $1,015,000, or .37% of assets, from $247,000, or .09% of assets, at March 31, 2004.

Deposit accounts increased to $170.2 million at June 30, 2004, from $169.1 million at March 31, 2004. The increase was primarily in money market accounts.

Borrowings increased to $67.2 million at June 30, 2004 from $65.3 million at March 31, 2004. The increase was due to increases in Federal Home Loan Bank advances offset by a decrease in repurchase agreements.

Stockholders' equity at June 30, 2004 was $29.9 million, which is equivalent to 11.03% of total assets. Book value at June 30, 2004 was $27.95 per share. The decrease in stockholders' equity from March 31, 2004 was attributable unrealized loss on securities available-for-sale, the repurchase of 5,000 shares at a price of $30.69 and dividends paid offset by net income for the Company.

Park Federal Savings Bank was founded in 1921 and operates three offices in the Chicago area.



                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

                               PARK BANCORP, INC.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
      Dollars in thousands (except for book value and earnings per share)


SELECTED FINANCIAL DATA:                               June 30, 2004          March 31, 2004         December 31, 2003
                                                       -------------          --------------         -----------------
Total assets                                                $270,785                $269,006                  $266,063
Loans receivable, net                                        167,792                 164,540                   158,957
Interest bearing deposits                                     10,344                  14,010                     8,513
Securities                                                    76,647                  74,950                    82,167
Deposits                                                     170,158                 169,108                   170,462
Borrowings                                                    67,187                  65,313                    62,079
Total stockholders' equity                                    29,873                  30,330                    29,540
Book value per share(1)                                        27.95                   28.34                     27.64

Non-accrual loans                                               $935                    $167                      $545
Real estate owned                                                 80                      80                        76
Non-performing assets                                          1,015                     247                       621
Non-performing assets to total assets                           .37%                    .09%                      .23%
Allowance for loan loss                                         $597                    $598                      $578
Allowance for loan loss to gross loans receivable               .35%                    .36%                      .36%

(1) Book value per share represents stockholders' equity divided by outstanding shares exclusive of unearned ESOP shares.

                                                    Three Months      Three Months        Six Months       Six Months
                                                           Ended             Ended             Ended            Ended
SELECTED OPERATING DATA:                           June 30, 2004     June 30, 2003     June 30, 2004    June 30, 2003
                                                   -------------     -------------     -------------    -------------
Interest income                                           $3,342            $3,264            $6,824           $6,723
Interest expense                                           1,276             1,594             2,545            3,218
                                                          ------            ------            ------           ------
Net interest income before provision for
  loan losses                                              2,066             1,670             4,279            3,505
Provision for loan losses                                      0                 0                 0                0
                                                          ------            ------            ------           ------
Net interest income after provision for
  loan losses                                              2,066             1,670             4,279            3,505
Non-interest income                                          204               222               520              462
Non-interest expense                                       1,414             1,304             2,938            2,649
                                                          ------            ------            ------           ------
Income before income taxes                                   856               588             1,861            1,318
Income tax expense                                           292               193               633              434
                                                          ------            ------            ------           ------
Net income                                                $  564            $  395            $1,228           $  884
                                                          ======            ======            ======           ======

SELECTED PERFORMANCE RATIOS:

Return on average assets                                   0.84%             0.59%             0.91%            0.67%
Return on average equity                                   7.48%             5.32%             8.20%            5.96%
Average equity to average assets                          11.09%            11.10%            11.11%           11.31%
Equity to total assets at end of period                   11.03%            11.02%            11.03%           11.02%
Average interest rate spread                               3.09%             2.55%             3.23%            2.59%
Net interest margin                                        3.24%             2.77%             3.39%            2.82%
Average interest-earning assets to
  average interest-bearing liabilities                   107.54%           108.63%           107.58%          108.79%
Non-interest expense to average assets                     2.08%             1.95%             2.18%            2.02%
Efficiency ratio                                          62.29%            68.92%            61.22%           66.78%